Exhibit 99.1

Your Community Bankshares, Inc. reports 3rd quarter net income available to common shareholders of $3.8 million, or $0.70 per diluted common share

New Albany, Ind. (November 9, 2015) — Your Community Bankshares, Inc. (YCB) reported third quarter net income available to common shareholders of $3.8 million and earnings per diluted common share of $0.70, compared to $2.2 million, or $0.63 per diluted common share, for the same period in 2014.  Excluding merger and integration expenses resulting from the acquisition of First Financial Service Corporation of Elizabethtown, Kentucky (“FFKY”), the consolidation of the Company’s two subsidiary banks, and a non-taxable gain on recognition of life insurance benefit of $835,000, net income available to common shareholders for the quarter would have been $3.9 million or $0.71 per diluted common share (see “Regulation G Disclosure” below).

“We were very pleased with third quarter earnings,” stated James Rickard, President and Chief Executive Officer. “We recognized some non-recurring items that materially impacted the income statement in the third quarter, but achieve quarterly record earnings after factoring out those items.  We also realized a significant improvement in our credit quality ratios during the quarter.  We are in the process of finalizing a bulk loan sale that will eliminate a substantial portion of our non-performing assets from the balance sheet.”

Mr. Rickard continued, “While we took a sizable charge related to the closing of one of our underperforming branches, the cost savings going forward are very meaningful to the bottom line.  We expect to save about $0.045 per share per year starting around March 1, 2016.  While not as significant, we have some other cost savings initiatives that will benefit our results starting late in the fourth quarter of 2015.  One involves closing a drive through facility which has seen declining transactions, and the other is converting an underperforming branch to a drive through only location.”

The following points summarize significant financial information for the third quarter of 2015:

•                  Net income for the third quarter of 2015 was $3.9 million while net income available to common shareholders was $3.8 million.  Excluding merger and integration expenses of $1.4 million ($913,000, net of tax) and non-taxable gain on recognition of life insurance benefit of $835,000, net income would have been $4.0 million (see “Regulation G Disclosure” below).

•                  Non-performing assets to total assets declined to 0.86% at September 30, 2015 from 1.31% at June 30, 2015.  Non-accrual loans declined from $12.2 million at June 30, 2015 to $4.5 million at September 30, 2015.  Foreclosed and repossessed assets increased from $8.4 million to $9.0 million over the same period.

•                  The decrease in non-performing assets and non-accrual loans was due to the reclassification of loans with a carrying value of $20.7 million to loans held for sale.  The Company is currently in negotiations to sell these loans to third party purchasers, with the sale expected to be completed sometime during the fourth quarter of 2015.  Of the total loans reclassified to loans held for sale, $5.0 million were non-accrual and were excluded from the Company’s credit quality metrics.

•                  Tangible book value per common share was $21.33 as of September 30, 2015 as compared to $20.55 at 12/31/2014 and $19.66 at September 30, 2014.

•                  The Company is closing its financial center located at 12629 Taylorsville Road, Louisville, KY 40299 sometime during the middle of the first quarter of 2016.  The Company leases the land and owns the building and incurred approximately $99,000 in non-interest expense related to the operations of this location during third quarter of 2015.  The Company entered into a sublease with a third party and took a charge of $972,000 related to the transaction.  Consequently, the Company expects to recognize approximately $400,000 in annual pre-tax cost savings starting on March 1, 2015.

•                  The Company will close its drive through located at 401 E. Spring Street, New Albany, IN 47150 on November 20, 2015, which will allow the Company to avoid approximately $60,000 in non-interest expense per year starting on the closing date.  The Company recognized approximately $15,500 of expense for this facility during the third quarter of 2015.

•                  The Company will close the lobby of its location located at 1671 N. Wilson Road, Radcliff, KY 40160 effective November 20, 2015.  The Company will continue to operate a drive through and an ATM at this location.  The Company recognized approximately $50,000 of expense for this facility during the third quarter of 2015, of which about $17,000 would have been avoided if the facility had been operated as drive through only.  Consequently, the Company expects to avoid approximately $70,000 in non-interest expense per year starting on the closing date.

•                  Net interest income declined to $13.4 million from $13.9 million in the second quarter of 2015 due primarily to the recognition of $300,000 in interest income from a loan reclassified from non-accretable yield to accretable in the second quarter of 2015.  The loan was acquired in the acquisition of First Federal Savings Bank of Lexington, Kentucky in April 2013.  Net interest income was also impacted by higher costs on other borrowings.

•                  Fully tax equivalent net interest margin was 3.94%, a decline from 4.04% for the second quarter of 2015.  The decrease in the margin was attributable to the same factors that drove the decrease in net interest income.

•                  The Company recorded no provision for loan losses during the quarter, a decrease from $166,000 for the same quarter in 2014 and $2.2 million for the second quarter of 2016, primarily because of generally improving credit quality metrics and lower net charge-offs.

•                  Non-interest income increased to $3.5 million compared to $2.7 million for the second quarter of 2015.  The increase was mostly attributable to a gain on recognition of life insurance benefit of $835,000.  Excluding the gain, non-interest income would have been $2.7 million or $22,000 more than the prior quarter.

•                  Non-interest expense was $12.7 million as compared to $10.5 million for the second quarter of 2015.  The increase was due to merger and integration expenses in the third quarter of $1.4 million compared to $156,000 in the second quarter.  Excluding the merger and integration expenses of $1.4 million non-interest expense would have been $11.2 million.  The increase in core non-interest expenses from the second quarter is largely attributable to higher incentive and stock compensation in the third quarter.  The $972,000 in occupancy-related merger and integration expenses for the third quarter of 2015 were completely caused by the prospective closure of the branch located at 12629 Taylorsville Road, Louisville, KY 40299, which the Company acquired through it merger with First Financial Service Corporation (FFKY) of Elizabethtown.  Of the $413,000 in data processing-related merger and integration expense, about 36% was related to the merger and data integration of the Company’s wholly-owned subsidiary Scott County State Bank into Your Community Bank.  The remaining data processing merger and integration expenses were associated with the acquisition of FFKY; the Company does not expect to incur any additional FFKY-related data processing merger and integration expenses.

•                  The Company’s effective tax rate was 7.86% during the quarter due to the gain on recognition of life insurance benefit of $835,000, which is non-taxable.

•                  Beginning March 31, 2015, the Company and its subsidiaries were subject to the new Basel III capital standards and met the definition of well-capitalized under the revised rules as of September 30, 2015.

•                  Selected performance ratios for the company are set out in the following table.

	Three Months Ended					Nine Months Ended
	September	June	March	December	September	September	September
	30,	30,	31,	31,	30,	30,	31,
	2015	2015	2015	2014	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average assets	0.99%	0.89%	(0.23)%	1.11%	1.07%	0.55%	1.02%
Return on average assets, excluding merger and integration expenses, net of income taxes, and gain on life insurance benefit	1.22%	0.92%	0.37%	1.17%	1.12%	0.76%	1.07%
Return on average equity	10.44%	9.75%	(2.57)%	9.83%	9.59%	5.93%	9.44%
Return on average equity, excluding merger and integration expenses, net of income taxes	10.65%	10.02%	4.16%	10.46%	10.11%	8.31%	9.88%
Net interest margin, fully tax equivalent	3.94%	4.04%	3.87%	4.52%	4.28%	3.95%	4.22%
Efficiency ratio (1)	64.56%	58.85%	82.07%	57.15%	66.15%	68.31%	65.06%

(1)  Net interest income on a fully taxable equivalent basis.  Excludes gains or losses on sales of securities, foreclosed asset expenses, amortization of intangibles, and merger and integration expenses.

Your Community Bankshares, Inc.

Consolidated Balance Sheets

	September 30, 2015	June 30, 2015 (1)	March 31, 2015 (1)	December 31, 2014	September 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
		(As Recast)	(As Recast)
			(In thousands)
ASSETS
Cash and due from financial institutions	$29,618	$28,947	$45,784	$12,872	$14,540
Interest-bearing deposits in other financial institutions	10,814	32,383	56,290	6,808	5,655
Securities available for sale	403,486	398,292	385,498	202,177	202,174
Loans held for sale	20,896	390	221	—	—
Loans	992,622	1,010,001	1,006,693	603,575	593,124
Allowance for loan losses	(6,416)	(8,045)	(7,120)	(6,465)	(7,784)
Federal Home Loan Bank and Federal Reserve stock	3,891	3,807	5,451	4,964	5,964
Accrued interest receivable	5,151	5,083	4,802	3,152	3,028
Premises and equipment, net	30,314	31,462	31,793	18,124	17,986
Premises and equipment held for sale	3,898	5,954	5,974	—	—
Company owned life insurance	32,828	33,348	33,095	22,058	21,887
Goodwill	4,115	4,115	4,115	—	—
Core deposit intangible	5,321	5,634	5,951	682	759
Foreclosed and repossessed assets	9,028	8,337	15,927	4,431	4,677
Other assets	27,121	29,357	27,881	16,368	3,945
Total Assets	$1,572,687	$1,589,065	$1,622,355	$888,746	$865,955

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest bearing	$275,350	$293,179	$285,634	$200,142	$187,592
Interest-bearing	968,620	1,014,357	1,052,089	450,802	467,619
Total deposits	1,243,970	1,307,536	1,337,723	650,944	655,211
Short-term borrowings	74,034	42,989	39,228	45,818	37,070
Subscription agreement proceeds in escrow	—	—	—	20,774	—
Other borrowings	93,974	84,737	85,611	67,000	72,000
Accrued interest payable	375	703	462	158	87
Other liabilities	8,832	8,741	14,059	4,504	5,099
Total liabilities	1,421,185	1,444,706	1,477,083	789,198	769,467

SHAREHOLDERS’ EQUITY
Preferred stock	28,000	28,000	28,000	28,000	28,000
Common stock	578	578	578	386	386
Additional paid-in capital	90,459	89,791	89,342	44,421	44,085
Retained earnings	36,336	32,228	30,419	32,110	30,196
Accumulated other comprehensive income	2,489	150	3,788	1,809	1,035
Treasury stock	(6,360)	(6,388)	(6,855)	(7,178)	(7,214)
Total shareholders’ equity	151,502	144,359	145,272	99,548	96,488
Total Liabilities and Shareholders’ Equity	$1,572,687	$1,589,065	$1,622,355	$888,746	$865,955

Book value per common share	$22.84	$21.53	$21.81	$20.75	$19.88
Tangible book value per common share	$21.10	$19.31	$19.51	$20.55	$19.66

(1)  Management obtained information subsequent to the issuance of the June 30, 2015 and March 31, 2015 financial statements about the fair value of assets acquired and liabilities assumed from First Financial Service Corporation which resulted in an adjustment to the initial fair values established.  The table below details the adjustments to the June 30, 2015 and March 31, 2015 consolidated balance sheet; there were no adjustments to the consolidated statement of operations for the periods ending June 30, 2015 and March 31, 2015.

	June 30, 2015			March 31, 2015
	As Previously Reported	Recast Adjustments	As Recast	As Previously Reported	Recast Adjustments	As Recast
					(In thousands)
Loans	$1,005,016	$4,985	$1,010,001	$999,906	$6,787	$1,006,693
Premises and equipment held for sale	5,635	319	5,954	6,155	(181)	5,974
Foreclosed and repossessed assets	8,354	(17)	8,337	15,818	109	15,927
Other assets (deferred tax asset)	30,647	(1,290)	29,357	29,430	(1,549)	27,881
Goodwill	6,375	(2,260)	4,115	7,544	(3,429)	4,115
Other borrowings (subordinated debt)	83,000	1,737	84,737	83,874	1,737	85,611

Your Community Bankshares, Inc.

Consolidated Statements of Operations

	Three Months Ended					Nine Months Ended
	September	June	March	December	September	September	September
	30,	30,	31,	31,	30,	30,	30,
	2015	2015	2015	2014	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands except share and per data)
Interest and dividend income
Loans, including fees	$12,361	$12,787	$12,523	$7,911	$7,317	$37,671	$21,039
Investment securities and other	2,334	2,319	2,233	1,322	1,313	6,886	4,002
Interest and dividend income	14,695	15,106	14,756	9,233	8,630	44,557	25,041

Interest expense
Deposits	570	580	574	245	255	1,724	775
Borrowed funds	731	612	698	291	201	2,041	630
Total interest expense	1,301	1,192	1,272	536	456	3,765	1,405
Net interest income	13,394	13,914	13,484	8,697	8,174	40,792	23,636
Provision for loan losses	—	2,155	106	637	166	2,261	638
Net interest income after provision for loan losses	13,394	11,759	13,378	8,060	8,008	38,531	22,998

Non-interest income
Service charges on deposit accounts	1,655	1,669	1,391	854	874	4,715	2,501
Interchange income	575	476	444	287	281	1,495	881
Earnings on company owned life insurance	226	253	252	170	169	731	501
Net gain (loss)on sales of available for sale securities	(1)	—	51	—	172	50	468
Mortgage banking income	70	74	117	42	40	261	84
Commission income	48	50	47	48	50	145	146
Gain on recognition of life insurance benefit	835	—	—	—	—	835	—
Other income	101	130	110	128	113	341	335
Non-interest income	3,509	2,652	2,412	1,529	1,699	8,573	4,916

Non-interest expense
Salaries and employee benefits	5,619	5,086	9,119	3,276	3,869	19,824	10,602
Occupancy & equipment	2,640	1,672	2,208	966	971	6,520	2,848
Data processing	1,567	921	1,814	670	618	4,302	1,947
Core deposit intangible amortization	312	318	397	78	80	1,027	245
Foreclosed assets, net	119	(95)	344	118	(148)	368	43
Other expense	2,395	2,573	4,042	1,444	1,467	9,010	4,252
Total non-interest expense	12,652	10,475	17,924	6,552	6,857	41,051	19,937
Income (loss) before income taxes	4,251	3,936	(2,134)	3,037	2,850	6,053	7,977
Income tax expense (benefit)	334	371	(1,198)	600	534	(493)	1,401
Net income (loss)	3,917	3,565	(936)	2,437	2,316	6,546	6,576

Preferred stock dividend	(110)	(109)	(110)	(110)	(110)	(329)	(329)
Net income (loss) available (attributable) to common shareholders	$3,807	$3,456	$(1,046)	$2,327	$2,206	$6,217	$6,247

Earnings (loss) per basic share	$0.70	$0.64	$(0.19)	$0.68	$0.64	$1.15	$1.82
Earnings (loss) per diluted share	$0.70	$0.64	$(0.19)	$0.66	$0.63	$1.14	$1.80
Dividend per common share	$0.12	$0.12	$0.12	$0.12	$0.12	$0.36	$0.36
Average number of basic shares	5,405,691	5,383,887	5,374,819	3,446,486	3,443,787	5,388,245	3,434,660
Average number of dilutive shares	5,470,557	5,437,602	5,374,819	3,499,951	3,480,816	5,457,205	3,472,792

Merger and integration expenses contained in:
Salaries and employee benefits	—	60	2,105	—	—	2,165	—
Occupancy & equipment	972	—	310	—	—	1,282	—
Data processing	413	27	719	—	—	1,159	—
Other expense	20	69	633	238	190	722	459
Total merger and integration expenses	1,405	156	3,767	238	190	5,328	459
Total merger and integration expenses, net of income taxes	913	101	2,486	157	125	3,463	302

Your Community Bankshares, Inc.

Average Balances, Interest Yields and Costs

	Three Months Ending,
	9/30/2015		6/30/2015		03/31/2015		12/31/2014		09/30/2014
	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost	Average Balance	Average Yield/ Cost
	(In thousands)
ASSETS
Earning assets:
Interest-bearing deposits with banks	$17,489	0.73%	$48,008	0.41%	$63,092	0.36%	$6,113	0.39%	$14,424	0.51%
Taxable securities	283,885	1.78	288,420	1.84	318,695	1.71	117,961	1.78	109,297	1.76
Tax-exempt securities	112,408	5.35	98,423	5.52	83,217	5.57	80,416	5.49	80,809	5.50
Total loans and fees	1,001,041	4.96	1,000,865	5.17	993,536	5.15	595,578	5.34	592,327	4.97
FHLB and Federal Reserve stock	3,837	4.65	4,860	5.69	6,484	5.94	5,768	3.71	5,964	4.78
Total earning assets	1,418,660	4.30	1,440,576	4.37	1,465,024	4.22	805,836	4.78	802,621	4.50
Less: Allowance for loan losses	(7,757)		(7,532)		(6,838)		(7,743)		(8,505)
Non-earning assets:
Cash and due from banks	32,263		35,902		38,987		22,388		16,032
Bank premises and equipment, net	36,869		37,778		38,135		17,959		18,143
Other assets	92,150		96,967		124,855		40,034		38,889
Total assets	$1,572,185		$1,603,691		$1,660,163		$878,474		$867,180

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing liabilities:
Savings and other	$652,860	0.15%	$688,831	0.15%	$697,094	0.15%	$338,104	0.18%	$338,092	0.18%
Time deposits	339,480	0.37	352,394	0.36	377,230	0.33	133,684	0.28	138,573	0.28
Short-term borrowings	50,067	0.32	39,033	0.24	38,253	0.23	42,819	0.24	35,879	0.21
Other borrowings	86,752	3.16	83,170	2.84	87,999	3.12	71,837	1.46	57,707	1.25
Total interest-bearing liabilities	1,129,159	0.46	1,163,428	0.41	1,200,576	0.43	586,444	0.36	570,251	0.32

Non-interest bearing liabilities:
Non-interest demand deposits	285,743		283,101		279,879		185,844		195,011
Accrued interest payable and other liabilities	8,478		10,453		32,251		7,800		6,127
Shareholders’ equity	148,805		146,709		147,457		98,386		95,791
Total liabilities and shareholders’ equity	$1,572,185		$1,603,691		$1,660,163		$878,474		$867,180

Net interest spread		3.84%		3.96%		3.79%		4.42%		4.18%
Net interest margin		3.94		4.04		3.87		4.52		4.28

Accretion and Amortization of Fair Value Adjustments

	Three Months Ending,
	9/30/2015		6/30/2015		03/31/2015		12/31/2014		09/30/2014
	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin	Fair Value Accretion	Impact on Net Interest Margin
	(In thousands)
Loans	$648	0.18%	$1,016	0.28%	$601	0.17%	$775	0.38%	$126	0.06%
Interest-bearing deposits	432	0.12	475	0.13	542	0.15	—	0.00	—	0.00
FHLB advances	63	0.02	62	0.02	62	0.02	—	0.00	—	0.00
Subordinated debentures	40	0.01	36	0.01	33	0.01	—	0.00	—	0.00
Total fair value accretion	$1,183	0.33%	$1,589	0.44%	$1,238	0.34%	$775	0.38%	$126	0.06%

Your Community Bankshares, Inc.

Selected Loan Information

	September 30, 2015	June 30, 2015 (1)	March 31, 2015 (1)	December 31, 2014	September 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
		(As recast)	(As recast)
	(In thousands)
ACQUIRED LOANS
Loans on non-accrual status	$2,257	$6,168	$10,368	$96	$178
Loans past due 90 days or more and still accruing	—	—	—	—	—
Foreclosed and repossessed assets	5,790	4,849	12,409	254	126
Total non-performing assets	8,047	11,017	22,777	350	304

Non-accretable yield on acquired loans	10,949	16,246	16,752	571	849

LEGACY LOANS
Loans on non-accrual status	2,229	6,016	7,354	7,439	9,031
Loans past due 90 days or more and still accruing	—	220	803	—	55
Foreclosed and repossessed assets	3,238	3,505	3,535	4,177	4,551
Total non-performing assets	5,467	9,741	11,692	11,616	13,637

Total Legacy Loans	667,281	625,624	588,076	570,864	556,525
Allowance for loan losses	6,416	8,045	7,120	6,465	7,784

Allowance for loan losses to legacy loans	0.96%	1.29%	1.21%	1.13%	1.40%

TOTAL LOANS
Loans on non-accrual status	$4,486	$12,184	$17,722	$7,535	$9,209
Loans past due 90 days or more and still accruing	—	220	803	—	55
Foreclosed and repossessed assets	9,028	8,354	15,944	4,431	4,677
Total non-performing assets	13,514	20,759	34,469	11,966	13,941

Non-performing assets to total assets	0.86%	1.31%	2.13%	1.35%	1.61%
Allowance for loan losses to total loans	0.65%	0.79%	0.70%	1.06%	1.30%

(1) Management obtained information subsequent to the issuance of the June 30, 2015 and March 31, 2015 financial statements about the fair value of assets acquired from First Financial Service Corporation which resulted in an adjustment to the initial fair values established.  The adjustments are reflected in the selected loan information reported as June 30, 2015 and March 31, 2015 above.

Reconciliation of Fully Tax Equivalent Adjustments to GAAP Net Interest Income

	9/30/2015		6/30/2015		3/31/2015		12/31/2014		9/30/2014
	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield	Net Interest Income	Yield
	(In thousands)
GAAP net interest income	$13,394	3.75%	$13,914	3.87%	$13,484	3.73%	$8,697	4.28%	$8,174	4.04%

Tax equivalent adjustment
Investment securities	530	0.15	474	0.14	400	0.11	379	0.19	381	0.19
Loans	154	0.04	115	0.03	102	0.03	100	0.05	100	0.05
Total tax equivalent adjustment	684	0.19	589	0.17	502	0.14	479	0.24	481	0.24

Tax equivalent net interest income	14,078	3.94%	14,503	4.04%	13,986	3.87%	9,176	4.52%	8,655	4.28%

Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (the “SEC”).  The Company believes that these non-GAAP financial measures provide information that is useful to the users of its financial information regarding the Company’s financial condition and results of operations.  Additionally, the Company uses these non-GAAP measures to evaluate its past performance and prospects for future performance.  The Company believes that this non-GAAP financial information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any particular period.

While the Company believes that these non-GAAP financial measures are useful in evaluating Company performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP.  Further, these non-GAAP financial measures may differ from similar measures presented by other companies.

The Company recognized expenses associated with its acquisition of First Financial Service Corporation during the three months ended September 30, 2015 which substantially impacts the reported financial results for those periods.  The Company believes excluding the charge provides investors and other interested parties with an additional meaningful measure to evaluate the Company’s results of operations.

	Three Months Ended September 30, 2015	Earnings per diluted common share impact
	(In thousands)
Net income available to common shareholders reconciliation:
Net income available to common shareholders as reported	$3,807	$0.70
Less: Merger and integration expenses reported in non-interest expense	1,405	0.26
Less: Tax effect of merger and integration charges	(492)	(0.09)
Net income available to common shareholders excluding merger and integration expense and related tax effect	$4,720	$0.86
Less: Non-taxable gain on recognition of life insurance benefit	835	0.15
Net income available to common shareholders excluding merger and integration expense and related tax effect and non-taxable gain on life insurance benefit	$3,885	$0.71
Net income reconciliation:
Net income as reported	$3,917
Less: Merger and integration expenses reported in non-interest expense	1,405
Less: Tax effect of merger and integration charges	(492)
Net income excluding merger and integration expense and related tax effect	$4,830
Less: Non-taxable gain on recognition of life insurance benefit	835
Net income available to common shareholders excluding merger and integration expense and related tax effect and non-taxable gain on life insurance benefit	$3,995
Non-interest income reconciliation:
Non-interest income as reported	$3,509
Less: Merger and integration charges	835
Non-interest income excluding non-taxable gain on life insurance benefit	$2,674
Non-interest expense reconciliation:
Non-interest expense as reported	$12,652
Less: Merger and integration charges	1,405
Non-interest expense excluding merger and integration expense	$11,247

About Your Community Bankshares, Inc.

Your Community Bankshares, Inc. is a bank holding company headquartered in New Albany, Indiana and includes its wholly owned, state-chartered subsidiary bank, Your Community Bank. The Company operates 36 financial centers in Indiana and Kentucky. The Banks are engaged primarily in the business of attracting deposits from the general public and using such funds for the origination of commercial business and real estate loans and secured consumer loans such as home equity lines of credit, automobile loans, and recreational vehicle loans. Additionally, the Banks originate and sell into the secondary market mortgage loans for the purchase of single-family homes. For more information visit www.yourcommunitybank.com.

Statements in this press release relating to the Company’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. The Company’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company’s 2014 Form 10-K and subsequent 10-Q filed with the Securities and Exchange Commission.

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CONTACT:

Paul Chrisco
CFO

Your Community Bankshares, Inc.

812-981-7375